Exhibit 5.1

Montréal

Toronto

Calgary

Ottawa

Vancouver

New York

Osler, Hoskin & Harcourt llp 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 514.904.8100 main 514.904.8101 facsimile

August 20, 2020

Milestone Pharmaceuticals Inc.

1111 Dr. Frederik-Philips Boulevard
Montreal, Québec

H4M 2X6

Dear Sirs/Mesdames:

Re: Milestone Pharmaceuticals Inc. – Registration Statement on Form S-3

We have acted as Canadian counsel to Milestone Pharmaceuticals Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration for resale of up to 6,655,131 common shares of the Corporation (the “Shares”) on behalf of the selling shareholders identified in the Prospectus issuable upon the exercise of certain pre-funded warrants sold to the selling shareholders in a private placement on July 24, 2020 (the “Warrants”).

We have examined the Registration Statement, the Prospectus and the Warrants and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

osler.com

Where our opinion expressed herein refers to the Shares having been issued as being “fully-paid and non-assessable” common shares of the Corporation, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

We express no opinion to the extent that, notwithstanding the Corporation’s current reservation of the Shares as of the date hereof, future issuances of securities of the Corporation, including the Shares, and/or antidilution adjustments to outstanding securities of the Corporation, including the Warrants, may cause the Warrants to be exercisable for more common shares of the Corporation than the number that then remain authorized but unissued.

On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be will be validly issued, fully paid and non-assessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP